JOHN HANCOCK INVESTMENT TRUST III

                  John Hancock Short-Term Strategic Income Fund


         Abolition of John Hancock Short-Term Strategic Income Fund and
                            Amendment of Section 5.11


           Abolition of John Hancock Short-Term Strategic Income Fund
           ----------------------------------------------------------

         The undersigned, being a majority of the Trustees of John Hancock Investment Trust III, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time (the "Declaration of Trust"), do hereby abolish the John Hancock Short-Term Strategic Income Fund (Class A Shares, Class B Shares, and Class C Shares) and in connection therewith do hereby extinguish any and all rights and preferences of such John Hancock Short-Term Strategic Income Fund, Class A Shares, Class B Shares, and Class C Shares, as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Fund is effective as of October 22, 1999.


                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock Investment Trust III, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time, do hereby amend Section 5.11, effective October 22, 1999, as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without  limiting  the  authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series, each of which consists of Class A Shares, Class B Shares, and Class C Shares: John Hancock Global Fund, John Hancock Large Cap Growth Fund, John Hancock International Fund, and John Hancock Mid Cap Growth Fund (the "Existing Series").

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 14th day of September 1999.


                                                        /s/Gail D. Fosler
------------------------                                -----------------
Dennis S. Aronowitz                                     Gail D. Fosler

/s/Edward J. Boudreau, Jr.                              /s/William F. Glavin
--------------------------                              --------------------
Edward J. Boudreau, Jr.                                 William F. Glavin

/s/Stephen L. Brown                                     /s/Anne C. Hodsdon
-------------------                                     ------------------
Stephen L. Brown                                        Anne C. Hodsdon

/s/Richard P. Chapman, Jr.                              /s/John A. Moore
--------------------------                              ----------------
Richard P. Chapman, Jr.                                 John A. Moore

/s/William J. Cosgrove                                  /s/Patti McGill Peterson
----------------------                                  ------------------------
William J. Cosgrove                                     Patti McGill Peterson

                                                        /s/John W. Pratt
-------------------                                     ----------------
Douglas M. Costle                                       John W. Pratt

/s/Leland O. Erdahl                                     Richard S. Scipione
-------------------                                     -------------------
Leland O. Erdahl                                        Richard S. Scipione

/s/Richard A. Farrell
---------------------
Richard A. Farrell



         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

COMMONWEALTH OF MASSACHUSETTS    )
                                 )ss
COUNTY OF SUFFOLK                )

         Then personally appeared the above-named Edward J. Boudreau, Jr., Stephen L. Brown, Richard P. Chapman, Jr., William J. Cosgrove, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, John W. Pratt, and Richard S. Scipione, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 14th day of September, 1999.

                                       /s/Anne Marie White
                                       -------------------
                                       Notary Public


                                       My Commission Expires: 10/20/00





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